Independent auditors' consent

The board and shareholders
AXP Variable Portfolio Income Series, Inc.
    AXP Variable Portfolio -- Bond Fund
    AXP Variable Portfolio -- Extra Income Fund
    AXP Variable Portfolio -- Federal Income Fund
    AXP Variable Portfolio -- Global Bond Fund
AXP Variable Portfolio  Investment  Series,  Inc.
    AXP Variable Portfolio -- Blue Chip Advantage Fund
    AXP Variable Portfolio -- Capital  Resource  Fund
    AXP Variable Portfolio -- Emerging Markets Fund
    AXP Variable Portfolio -- Growth Fund
    AXP Variable Portfolio -- International Fund
    AXP Variable Portfolio -- New  Dimensions Fund
    AXP Variable Portfolio -- S&P 500 Index Fund
    AXP Variable Portfolio -- Small Cap Advantage Fund
    AXP Variable Portfolio -- Strategy Aggressive Fund
AXP Variable Portfolio Managed Series, Inc.
    AXP Variable Portfolio -- Diversified Equity Income Fund AXP Variable Portfolio -- Managed Fund
AXP Variable Portfolio Money Market Series, Inc.
    AXP Variable Portfolio -- Cash Management Fund:


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                            /s/  KPMG LLP
                                                 KPMG LLP



Minneapolis, Minnesota
October 26, 2000